EXHIBIT 99.2




                          WaveRider Communications Inc.

               PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Unaudited - in U.S. dollars)
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                                                              WaveRider       ADE Network                           Proforma
                                                           Communications      Technology      Proforma           Consolidated
                                                            Consolidated         Pty Ltd      Adjustments         Sept 30, 2000
                                                        ---------------------------------------------------------------------
                                                                                             [Note 1 & 2a]


REVENUE

Product sales                                           $     2,569,179   $    3,143,647    $           -     $     5,712,826
Internet sales                                                  159,447                -                -             159,447
                                                        ---------------------------------------------------------------------

                                                              2,728,626        3,143,647                -           5,872,273

COST OF PRODUCT AND INTERNET SALES                            2,377,400        1,865,606                -           4,243,006
                                                        ---------------------------------------------------------------------

GROSS MARGIN                                                    351,226        1,278,041                -           1,629,267
                                                        ---------------------------------------------------------------------


EXPENSES
Sales, general and administration                            16,054,564        1,445,239                -          17,499,803
Research and development                                      8,130,247                -                -           8,130,247
Amortization of goodwill
 & other intangibles (Notes 2b & 2c)                                  -                -          643,704             643,704
Interest                                                       (458,610)               -                -            (458,610)
                                                        ----------------------------------------------------------------------

                                                             23,726,201        1,445,239          643,704          25,815,144
                                                        ---------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                              (23,374,975)        (167,198)        (643,704)        (24,185,877)

Deferred tax recovery                                                 -                -          (44,686)            (44,686)
                                                        ----------------------------------------------------------------------


NET LOSS                                                $   (23,374,975)  $     (167,198)   $    (599,018)    $   (24,141,191)
                                                        ======================================================================


BASIC AND FULLY DILUTED LOSS PER SHARE                  $         (0.44)                                      $         (0.46)
                                                        ======================================================================

Weighted Average Number of Common Shares                     52,566,521                                            52,566,521
                                                        =====================================================================
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